UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 23, 2006

FOOTSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11681	22-3439443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

933 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

(201) 934-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information presented in Item 5.02 hereof is incorporated herein by reference.

In addition, on March 23, 2006 the Compensation Committee of the Board of Directors of Footstar, Inc. (the “Company”) approved base salary increases for its senior executives ranging from 3% to 4% including, subject to ratification by the Board of Directors, the Chief Executive Officer.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) In accordance with the changes in executive positions previously disclosed on the Company’s Current Report on Form 8-K filed December 22, 2005 (the “Prior 8-K”), Richard L. Robbins will cease to serve as the Company’s Senior Vice President of Financial Reporting and Control and Principal Financial Officer effective March 31, 2006. In connection with his departure, Mr. Robbins entered into an Agreement and General Release with Footstar Corporation effective as of March 31, 2006. Pursuant to that agreement, Mr. Robbins will be entitled to a lump sum severance payment of $652,926, up to 18 months of continued medical and dental coverage under COBRA at the same cost as for other employees (which coverage shall lapse if health coverage becomes available to him from another source), and outplacement services.

(c) In accordance with the Prior 8-K, Michael J. Lynch, age 39, will be appointed Senior Vice President, Chief Financial Officer of the Company effective upon Mr. Robbins’ departure from the Company, at which time Mr. Lynch will have ceased serving as Senior Vice President, Finance of the Company’s Meldisco Division. Mr. Lynch served as Vice President, Finance & Administration of the Company’s Athletic Division & Meldisco from September 2003 to October 2004 and, prior to that, Vice President, Finance & Administration of the Company’s Athletic Division from October 2001 to September 2003. Mr. Lynch served as Vice President, Finance of the Tax and Business Services Division of American Express Company from October 2000 to October 2001, where his responsibilities included accounting, financial reporting and analysis, budgeting and acquisition functions.

On December 16, 2005 the Company entered into an employment agreement with Mr. Lynch (the “Employment Agreement”) which was filed with the Prior 8-K. The original term of employment under the Employment Agreement ends on December 31, 2008, subject to automatic renewal for successive one-year terms unless timely notice of non-renewal is given by either party. The Employment Agreement provides that Mr. Lynch will receive a base salary of $267,800, subject to annual review for increase at the discretion of the Compensation Committee. Mr. Lynch participates in the Company’s 1996 Incentive Compensation Plan under which he is afforded the opportunity to earn not less than 45% of his base salary per year if certain targets are achieved. Mr. Lynch will receive retention incentives of $43,873 on each July 1st and December 31st of 2006, 2007 and 2008 if he continues to be employed by the Company through the date such payments are due. In the event of a termination of his employment without cause or constructive termination without cause (which includes certain terminations following a change in control), Mr. Lynch would be entitled to (i) a lump sum payment of $582,465 less any retention incentives previously paid, (ii) pro rata target incentive award, (iii) vesting of any restricted stock award and restricted stock unit awards (including any performance-based restricted stock or restricted stock units), (iv) vesting of any matching grants under the Company’s benefit plans and distribution of all deferred and matching shares, (v) vesting of outstanding stock options and the right to exercise such options for the lesser of the exercise period or 18 months, (vi) vesting of any outstanding awards under the Career Equity program, payable in a cash lump sum and (vii) continuation of life, health and dental coverage for up to 18 months. Pursuant to the employment agreement, Mr. Lynch is also subject to confidentiality, non-solicitation and non-competition covenants.

In addition, effective April 1, 2006, Craig Haines, age 33, the Company’s Vice President and Controller, will be appointed Principal Accounting Officer. Mr. Haines has been the Company’s Vice President and Controller since June 2005. From November 2002 through May 2005, Mr. Haines served as Executive Vice President, Finance and Administration for National Vision Administrators, LLC. Mr. Haines was Senior Manager at Ernst & Young LLP from June 2002 through October 2002 and Manager at Arthur Andersen LLP from January 2000 through May 2002. On December 30, 2005, the Company entered into an employment agreement with Mr. Haines, a copy of which is attached as Exhibit 10.2. The original term of employment under the Employment Agreement ends on December 31, 2008, subject to automatic renewals for successive one-year terms unless timely notice of non-renewal is given by either party. Mr. Haines currently receives a base salary of $180,000, subject to annual review for increase at the discretion of the Compensation Committee. Mr. Haines participates in the Company’s 1996 Incentive Compensation Plan under which he is afforded the opportunity to earn not less than 30% of his base salary per year if certain targets are achieved. Mr. Haines will receive retention incentives of $18,563 on each July 1st and December 31st of 2006, 2007 and 2008 if he continues to be employed by the Company through the date such payments are due. In the event of a termination of his employment without cause or if there is an event of “resignation following no offer of comparable employment” (which includes certain terminations following a change in control), Mr. Haines would be entitled to (i) a lump sum payment of $95,000, (ii) pro rata retention bonus, (iii) pro rata target incentive award, (iv) vesting of any matching grants under the Company’s benefit plans and distribution of all deferred and matching shares, (v) vesting of any outstanding stock options and the right to exercise such options for the lesser of the exercise period or 7 months and (vi) continuation of life, health and dental coverage for up to 7 months. Pursuant to the employment agreement, Mr. Haines is also subject to confidentiality, non-solicitation and non-competition covenants.

 Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

10.1         Agreement and General Release, by and between Richard L. Robbins and Footstar Corporation, effective as of March 31, 2006.

10.2         Employment Agreement, by and between Craig Haines and Footstar, Inc. dated as of December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2006

FOOTSTAR, INC.

By:	/s/ Maureen Richards
Maureen Richards Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement and General Release, by and between Richard L. Robbins and Footstar Corporation, effective as of March 31, 2006.
10.2	Employment Agreement, by and between Craig Haines and Footstar, Inc. dated as of December 30, 2005.